PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-36490



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Utilities HOLDERS" section of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
                              ---------------                         ------        -------    --------------
           American Electric Power Company, Inc.                       AEP            14            NYSE
           Centerpoint Energy, Inc.                                    CNP            13            NYSE
           Consolidated Edison, Inc.                                    ED             9            NYSE
           Dominion Resources, Inc.                                     D             11            NYSE
           Duke Energy Corporation                                     DUK            30            NYSE
           Dynegy, Inc.                                                DYN            12            NYSE
           Edison International                                        EIX            15            NYSE
           El Paso Corporation                                          EP            10            NYSE
           Entergy Corporation                                         ETR            10            NYSE
           Exelon Corporation                                          EXC            30            NYSE
           FirstEnergy Corporation                                      FE            10            NYSE
           FPL Group, Inc.                                             FPL            16            NYSE
           PG&E Corporation                                            PCG            17            NYSE
           Progress Energy, Inc.                                       PGN             7            NYSE
           Public Service Enterprise Group Incorporated                PEG            10            NYSE
           Reliant Resources, Inc.                                     RRI         10.251839        NYSE
           The Southern Company                                         SO            29            NYSE
           Texas Utilities Company                                     TXU            12            NYSE
           The Williams Companies, Inc.                                WMB            20            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.